SECURED PROMISSORY NOTE

$2,208,840.96	December 10, 2021

FOR VALUE RECEIVED, Healthcare Triangle, Inc. a Delaware corporation, having its principal place of business at 4309 Hacienda Drive, Suite 150, Pleasanton, CA 94583 (“Buyer”), issues this SECURED PROMISSORY NOTE (this “Note”) to Go To Assistance Inc., a California corporation, having its principal place of business at 1217 Pineto Place, Pleasanton, CA 94566 (“Seller”), which evidences Buyer’s unconditionally promise to pay to the order of Seller, or to Seller’s nominees, at Seller’s principal place of business or at such other place as Seller may designate in writing from time to time, the principal sum of Two Million Two Hundred Eight Thousand Eight Hundred Forty Dollars and Ninety Six Cents ($2,208,840.96) (the “Principal Amount”) outstanding hereunder paid in full by March 31, 2022 (the “Maturity Date”), as set forth in Section 4 hereof.

1.  Background. Buyer, Seller and certain other parties have entered into a Share Purchase Agreement, dated as of December 10, 2021 (the “SPA”), pursuant to which Seller has agreed to sell to Buyer all of the shares owned by Seller in Devcool, Inc., a California corporation (the “Company”), on the terms and conditions set forth in the SPA. Buyer and Seller are executing this Note pursuant to Section 1.03(c) of the SPA. The parties hereto acknowledge and agree that all of the applicable terms and conditions of the SPA are deemed incorporated herein by this reference as if expressly set forth herein. Capitalized terms used but not defined herein shall have the meanings ascribed them in the SPA.

2.  Security. This Note and all obligations of Buyer hereunder are secured by a Security Agreement, dated as of December 10, 2021, entered into by and between Buyer and Seller (as amended, restated, modified or supplemented from time to time, the “Security Agreement”).

3.  Payments. Payments made under this Note shall be in accordance with the following:

3.1  Manner of Payments. All payments of interest and principal shall be made in lawful money of the United States of America by cashier’s check, certified check or by wire transfer of immediately available funds to Seller’s account at a bank specified by Seller in writing to Buyer from time to time.

3.2  Application of Payments. All payments, including insufficient payments, shall be credited, regardless of their designation by Buyer, first to collection expenses due hereunder, then to outstanding late charges, then to interest due and payable but not yet paid, and the remainder, if any, to principal.

4.  Principal Amount Payment. Seven Hundred Seventy Three Thousand Ninety Four Dollars and Thirty Four Cents ($773,094.34) of the Principal Amount due hereunder shall be paid on or before February 10, 2022, and the remainder of the Principal Amount, as adjusted pursuant to Section 1.03(d) of the SPA, shall be paid on or before the Maturity Date. Each such Principal Amount payment due date is referred to herein as a “Principal Payment Date”.

5.  Interest. Buyer shall pay interest to Seller on the unpaid Principal Amount outstanding hereunder, accruing from the applicable Principal Payment Date to the date on which such Principal Amount has been paid in full, computed on the basis of the actual number of days elapsed in a 365-day year, at a rate of 15% per annum, compounded monthly, as of the last day of each calendar month. In no event shall interest exceed the maximum legal rate permitted by law.

6.  Representations and Warranties. Buyer hereby represents and warrants to Seller as of the date of this Note, as follows:

6.1  Existence. Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware.

6.2  Power and Authority. Buyer has the power and authority, and the legal right, to execute and deliver this Note and the Security Agreement and to perform its obligations hereunder and thereunder.

6.3  Authorization, Execution and Delivery. The execution and delivery of this Note and the Security Agreement by Buyer and the performance of its obligations hereunder and thereunder have been duly authorized by all necessary corporate action in accordance with all applicable laws. Buyer has duly executed and delivered this Note and the Security Agreement.

6.4  Enforceability. Each of this Note and the Security Agreement is a valid, legal and binding obligation of Buyer, enforceable against Buyer in accordance with its terms except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles (whether enforcement is sought by proceedings in equity or at law).

6.5  No Approvals. No consent or authorization of, filing with, notice to or other act by, or in respect of, any governmental authority or any other person is required in order for Buyer to execute, deliver, or perform any of its obligations under this Note or the Security Agreement.

6.6  No Violations. The execution and delivery of this Note and the Security Agreement and the consummation by Buyer of the transactions contemplated hereby and thereby do not and will not:
(a) violate any provision of Buyer’s organizational documents; (b) violate any law or order applicable to Buyer or by which any of its properties or assets may be bound; or (c) constitute a default under any material agreement or contract by which Buyer may be bound.

7.  Miscellaneous. Seller and Buyer further agree as follows:

7.1  Notices. All notices, requests or other communications required or permitted to be delivered hereunder shall be delivered in writing at the addresses set forth in the first paragraph of this Note or such other address as either Buyer or Seller may from time to time specify in writing. Notices mailed by certified or registered mail or sent by hand or overnight courier service shall be deemed to have been given when received. Notices sent by facsimile during the recipient’s normal business hours shall be deemed to have been given when sent (and if sent after normal business hours shall be deemed to have been given at the opening of the recipient’s business on the next business day). Notices sent by e-mail shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgment).

7.2  Costs and Expenses. Buyer shall reimburse Seller on demand for all reasonable out-of-pocket costs, expenses and fees (including reasonable expenses and fees of its counsel) incurred by Seller in connection with the transactions contemplated hereby including, without limitation, the enforcement of Seller’s rights hereunder.

7.3  Governing Law. This Note, the Security Agreement and any claim, controversy, dispute or cause of action (whether in contract or tort or otherwise) based upon, arising out of or relating to this Note and the Security Agreement and the transactions contemplated hereby and thereby shall be governed by the laws of the State of California.

7.4  Submission to Jurisdiction. Buyer hereby irrevocably and unconditionally agrees that any legal action, suit or proceeding arising out of or relating to this Note may be brought in the courts of the State of California or of the United States of America for the Northern District of California and submits to the exclusive jurisdiction of any such court in any such action, suit or proceeding. Final judgment against Buyer in any action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment.

7.5  Waiver of Jury Trial. BUYER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY RELATING TO THIS NOTE, THE SECURITY AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY.

7.6  Counterparts, Integration, Effectiveness. This Note and any amendments, waivers, consents or supplements hereto may be executed in counterparts, each of which shall constitute an original, but all taken together shall constitute a single contract. This Note, the Security Agreement, the SPA and other Ancillary Agreements constitute the entire agreement between the parties with respect to the subject matter hereof and supersede all previous agreements and understandings, oral or written, with respect thereto. Delivery of an executed counterpart of a signature page to this Note by facsimile or in electronic (i.e., “pdf” or “tif”) format shall be effective as delivery of a manually executed counterpart of this Note.

7.7  Successors and Assigns. Buyer may not assign or transfer this Note or any of its rights hereunder without the prior written consent of Seller. This Note shall inure to the benefit of and be binding upon the parties hereto and their permitted successors and assigns.

7.8  USA PATRIOT Act, OFAC and Other Regulations. Neither Buyer nor any of its Affiliates or any of their respective officers, directors, brokers or agents:

(a)  has violated any Anti-Terrorism Laws, or has engaged in any transaction, investment, undertaking or activity that conceals the identity, source or destination of the proceeds from any category of prohibited offenses designated by the Organization for Economic Co-operation and Development’s Financial Action Task Force on Money Laundering;

(b)  is a Person that is, or is owned or controlled by Persons that are (i) the subject of any Sanctions, or (ii) located, organized or resides in a country or territory that is, or whose government is, the subject of Sanctions, including, but not limited to currently, Cuba, Iran, North Korea, Sudan and Syria; and

(c)  acting or benefiting in any capacity in connection with the Principal Amount (i) conducts any business or engages in making or receiving any contribution of goods, services or money to or for the benefit of any person, or in any country or territory, that is the subject of any Sanctions, (ii) deals in, or otherwise engages in any transaction related to, any property or interests in property blocked pursuant to any Anti-Terrorism Law, or (iii) engages in or conspires to engage in any transaction that evades or avoids, or has the purpose of evading or avoiding, or attempts to violate, any of the prohibitions set forth in any Anti-Terrorism Law.

For purposes of this Section 7.8, the following terms shall have the following meanings:

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly through one or more intermediaries, is in control of, is controlled by, or is under common control with, such Person. For purposes of this definition, “control” of a Person means the power, directly or indirectly, either to (a) vote 10% or more of the securities having ordinary voting power for the election of directors (or persons performing similar functions) of such Person or (b) direct or cause the direction of the management and policies of such Person, whether by contract or otherwise;

“Anti-Terrorism Laws” shall mean any requirement of law related to money laundering or financing terrorism including the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56) (USA PATRIOT Act); The Currency and Foreign Transactions Reporting Act (31 U.S.C. §§ 5311-5330 and 12 U.S.C. §§ 1818(s), 1820(b) and 1951-1959) (Bank Secrecy Act); the Trading With the Enemy Act (50 U.S.C. § 1 et seq.); and Executive Order 13224 (effective September 24, 2001);

“Governmental Authority” shall mean the government of any nation or any political subdivision thereof, whether at the national, state, territorial, provincial, municipal or any other level, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of, or pertaining to, government (including any supranational bodies such as the European Union or the European Central Bank);

“Person” shall mean any individual, corporation, limited liability company, trust, joint venture, association, company, limited or general partnership, unincorporated organization, Governmental Authority or other entity; and

“Sanctions” shall mean any sanctions administered or enforced by the US Department of the Treasury’s Office of Foreign Assets Control (OFAC), US Department of State, United Nations Security Council, European Union, Her Majesty’s Treasury, or other relevant sanctions authority.

7.9  Amendment and Waiver. No term of this Note may be waived, modified or amended except by an instrument in writing signed by both the parties hereto. Any waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

7.10  Headings. The headings of the various Sections and subsections herein are for reference only and shall not define, modify, expand or limit any of the terms or provisions hereof.

7.11  No Waiver; Cumulative Remedies. No failure to exercise and no delay in exercising on the part of Seller, of any right, remedy, power or privilege hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges herein provided are cumulative and not exclusive of any rights, remedies, powers and privileges provided by law.

7.12  Severability. If any term or provision of this Note or the Security Agreement is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability shall not affect any other term or provision of this Note or the Security Agreement or invalidate or render unenforceable such term or provision in any other jurisdiction.

7.13  Third Party Beneficiaries. Notwithstanding anything to the contrary set forth herein, the SPA or in any other Ancillary Agreements, SD and his heirs, executors, administrators and assigns shall be deemed to be third party beneficiaries of this Agreement.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Note as of the date first set forth above.

Healthcare Triangle, Inc., as Buyer

By: /s/ Suresh Venkatachari Name: Suresh Venkatachari Title: CEO

Go To Assistance, Inc., as Seller

By: /s/ Sandeep Deokule Name: Sandeep Deokule Title: CEO

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